Exhibit 4(a)




                       NS GROUP, INC.
                NEWPORT STEEL CORPORATION
                 Ninth and Lowell Streets
                 Newport, Kentucky  41072


                 SIXTH AMENDMENT AGREEMENT


                                        January 17, 1995




To the Trustee and Noteholders
Whose Names are set forth on
the Signature Pages hereto:

Ladies and Gentlemen:

     Reference is made to (i) those certain Note Agreements dated as of November 15, 1989 as amended by those certain Amendment Agreements dated as of October 3, 1990, May 11, 1992, November 24, 1992, February 8, 1993 and August 17, 1994 (the "Amendment Agreements" and, as so amended, the "Note Agreement") between the undersigned Newport Steel Corporation (the "Company") and the respective purchasers of $45,000,000 in aggregate principal amount of the Company's 10.40% Senior Secured Notes due November 15, 1999 (the "Notes") and (ii) that certain Guaranty Agreement dated as of November 15, 1989 as amended by the Amendment Agreements (the "Guaranty Agreement") pursuant to which the undersigned NS Group, Inc. (the "Guarantor") has guaranteed, inter alia, payment of the Notes. The Company and the Guarantor have requested the Noteholders named on the signature pages hereto (the "Noteholders") and the Trustee to agree to a further amendment to the Guaranty Agreement; and the Noteholders and the Trustee have agreed to such amendments on the terms and conditions hereinafter set forth. (Unless otherwise expressly provided herein, capitalized terms used herein shall have the same respective meanings as were assigned to each under the Note Agreement and the Guaranty Agreement.)


     In consideration of the foregoing and of the mutual covenants hereinafter set forth, the Company, the Guarantor, the Trustee and the Noteholders agree as follows:

1. Section 6.5(a) of the Guaranty Agreement is modified to read in its entirety as follows:

          6.5  Funded Debt to Total Capitalization.

          (a) The Guarantor will not permit the aggregate amount of the Funded Debt of the Guarantor and its Subsidiaries, determined on a

               consolidated basis, outstanding at the end of any fiscal quarter of the Guarantor to exceed the percentage of Total Capitalization at such time indicated below:

               For Any Quarter in Fiscal 1995........67.5%
               For Any Quarter after Fiscal 1995.....65.0%

     2. The modification set forth herein shall become effective upon the occurrence of the following:

          (i) each Noteholder and the Trustee shall have signed and returned to the Company and the Guarantor a copy of this Sixth Amendment
               Agreement;

          (ii) all proceedings taken in connection with the execution of this Sixth Amendment Agreement and all documents and papers relating thereto shall be satisfactory to each Noteholder and its counsel; and each Noteholder and its counsel shall have received copies of such documents and papers as it or they may reasonably request in connection therewith, all in form and substance satisfactory to each Noteholder and its counsel.

     3.   Except as specifically modified hereby, the Note
          Agreement and the Guaranty Agreement shall remain in full force and effect in accordance with the terms thereof.


                              NS GROUP, INC.



                              By:  /s/John R. Parker
                              Name:   John R. Parker
                              Title:  Vice President
                                      and Treasurer






                              NEWPORT STEEL CORPORATION



                              By:  /s/John R. Parker
                                   Name:  John R. Parker
                                   Title: Treasurer


Agreed and Accepted:

Noteholders:

MASSACHUSETTS MUTUAL LIFE INSURANCE
  COMPANY

By:  _________________________
     Name:
     Title:


LIFE INSURANCE COMPANY OF NORTH AMERICA
By: *Cigna Investments, Inc.

By:  /s/Thomas P. Shea
     Name:  Thomas P. Shea
     Title: Vice President


INSURANCE COMPANY OF NORTH AMERICA
By:  *Cigna Investments, Inc.

By:  /s/Thomas P. Shea
     Name:  Thomas P. Shea
     Title:  Vice President



CONNECTICUT GENERAL LIFE INSURANCE
  COMPANY (on behalf of one or more
  separate accounts)

By:  CIGNA Investments, Inc.


By:  /s/Thomas P. Shea
     Name:  Thomas P. Shea
     Title:  Vice President







CONNECTICUT GENERAL LIFE INSURANCE
  COMPANY

By:  CIGNA Investments, Inc.


By:  /s/Thomas P. Shea
     Name:  Thomas P. Shea
     Title:  Vice President


CIGNA PROPERTY AND CASUALTY INSURANCE
  COMPANY

By:  CIGNA Investments, Inc.


By:  /s/Thomas P. Shea
     Name:  Thomas P. Shea
     Title: Vice President


THE OHIO NATIONAL LIFE INSURANCE
  COMPANY


By:  _________________________
     Name:
     Title:


SOUTHERN FARM BUREAU ANNUITY
  INSURANCE COMPANY


By:  _________________________
     Name:
     Title:

WASHINGTON NATIONAL INSURANCE COMPANY


By:  _________________________
     Name:
     Title:



UNITED COMPANIES LIFE INSURANCE COMPANY


By:  _________________________
     Name:
     Title:



Trustee:

HUNTINGTON BANK OF KENTON COUNTY, INC.

By:  _________________________
     Name:
     Title:

*This entity is either the registered owner of one or more of the securities pertaining hereto or is a beneficial owner of one or more of such securities owned by and registered in the name of a nominee for that entity.